Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-151801, No. 333-120320, No. 333-157112, No. 333-163117) of Tower Group, Inc. of our report dated March 4, 2013 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 1 to the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers. LLP

New York, New York

March 12, 2013

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